CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 9 to Registration Statement 811-21963 on Form N-2 of our report dated May 28, 2010, relating to the financial statements of Rochdale Core Alternative Strategies Master Fund LLC as of March 31, 2010 and for the periods then ended.

O'CONNOR DAVIES MUNNS & DOBBINS, LLP

New York, New York
July 28, 2010